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                                                                   EXHIBIT 10.11

                                                               CUSTOMER NO. 1293

                          LOAN AND SECURITY AGREEMENT



         THIS LOAN AND SECURITY AGREEMENT dated as of July 8, 1999, is made by Repeater Technologies, Inc. (the "Borrower"), a California corporation having its principal place of business and chief executive office at 1150 Morse Avenue, Sunnyvale, California, 94089, in favor of Transamerica Business Credit Corporation, a Delaware corporation (the "Lender"), having its principal office at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 and having an office at 76 Batterson Park Road, Farmington, Connecticut 06032.

         WHEREAS, the Borrower has requested that the Lender make a Loan to the Borrower; and

         WHEREAS, the Lender has agreed to make such Loan on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and to induce the Lender to extend credit, the Borrower hereby agrees with the Lender as follows:

         SECTION 1. DEFINITIONS.

         As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

         Agreement shall mean this Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented, or otherwise modified from time to time.

         Applicable Law shall mean the laws of the State of Illinois (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Illinois law) or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         Business Day shall mean any day other than a Saturday, Sunday, or public holiday or the equivalent for banks in New York City.

         Cash Equivalents means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $100,000,000; (iii) investments in money market funds registered under the Investment Company Act of 1940; (iv) mutual funds, at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(iii) of this definition; and (v) other instruments, commercial paper or investments acceptable to the Lender in its sole discretion.

         Closing Date means the date first set forth above.

         Code shall have the meaning specified in Section 8(d).

         Collateral shall have the meaning specified in Section 2.

         Collateral Access Agreement shall mean any landlord waiver, mortgage waiver, bailee letter, or similar acknowledgement of any warehouseman or processor in possession of any Collateral.
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         Contingent Obligation means any direct, indirect, contingent or non-contingent guaranty or obligation for the indebtedness of another Person, except endorsements in the ordinary course of business.

         Effective Date shall mean the date on which all of the conditions specified in Section 3.3 shall have been satisfied.

         Event of Default shall mean any event specified in Section 7.

         Financial Statements shall have the meaning specified in Section 6.1.

         GAAP shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

         Loans shall mean the loans and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement and any Note delivered hereunder.

         Loan Documents shall mean, collectively, this Agreement, the Notes, and all other present and future documents, agreements, certificates, instruments, and opinions delivered by the Borrower under, in connection with or relating to this Agreement, or any other present or future instrument or agreement between Lender and Borrower, as each of the same may be amended, modified, extended, restated or supplemented from time to time.

         Material Adverse Change shall mean, with respect to any Person, a material adverse change in the business, operations, results of operations, assets, liabilities, or financial condition of such Person taken as a whole.

         Material Adverse Effect shall mean, with respect to any Person, a material adverse effect on the business, operations, results of operations, assets, liabilities, or financial condition of such Person taken as a whole.

         Note shall mean each Promissory Note, in substantially the form attached hereto, made by the Borrower in favor of the Lender, as amended, supplemented, or otherwise modified from time to time.

         Obligations shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender of any kind or nature, present or future, whether or not evidenced by the Note or any note, guaranty or other instrument, whether or not arising under or in connection with, this Agreement any other Loan Document or any other present or future instrument or agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, now due or hereafter arising and however acquired (including without limitation all loans previously made by Lender to Borrower). The term includes, without limitation, all interest (including interest accruing on or after a bankruptcy, whether or not an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, reasonable attorneys' fees, taxes and any other sum properly chargeable to Borrower under this Agreement, the other Loan Documents or any other present or future agreement between Lender and Borrower.

         Permitted Liens shall mean such of the following as to which no enforcement, collection, execution, levy, or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments, and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP; (b) deposits or pledges to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other



                                       2
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obligations of a like nature incurred in the ordinary course of business;
(c) licenses, leases, restrictions, or covenants for or on the use of the Collateral which do not materially impair either the use of the Collateral in the operation of the business of the Borrower or the value of the Collateral;
(d) attachment or judgment liens that do not constitute an Event of Default;
(e) liens on any item of equipment created substantially simultaneously with the acquisition of such equipment for the purpose of financing such acquisition, provided that such lien shall attach only to the equipment acquired and provided such lien does not secure indebtedness for such equipment in excess of $1,300,000; and (f) future liens on any item of equipment created substantially simultaneously with the acquisition of such equipment for the purpose of financing such acquisition, provided that such lien shall attach only to the equipment financed and provided that such lien does not secure indebtedness for such equipment in excess of $500,000 in any twelve (12) month period.

          Person shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (including any division, agency, or department thereof), and the successors, heirs, and assigns of each.

          Receivable shall have the meaning set forth in Section 8(e).

          Schedule shall mean Schedule A hereto containing information pertaining to the Borrower.

          Solvent means, with respect to any Person, that as of the date as to which such Person's solvency is measured:

          (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with GAAP) as they become absolute and matured;

          (b) it has sufficient capital to conduct its business; and

          (c) it is able generally to meet its debts as they mature.

          Taxes shall have the meaning specified in Section 5.5.

     SECTION 2. CREATION OF SECURITY INTEREST: COLLATERAL. The Borrower hereby assigns and grants to the Lender a continuing general, lien on, and security interest in, all the Borrower's right, title, and interest in and to the collateral described in the next sentence (the "Collateral") to secure the payment and performance of all the Obligations, subject only to Permitted Liens. Collateral means Receivables, Investment Property, Inventory, Equipment, and Other Property and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether cash or other property) and products thereof, including, without limitation, all proceeds of insurance covering the same and all tort claims in connection therewith, and all records, files, computer programs and files, data and writings relating to the foregoing, and all equipment containing the foregoing.

               Equipment means all machinery, equipment, furniture, fixtures, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, vehicles, and other equipment of every kind and nature and wherever situated now or hereafter owned by Borrower or in which Borrower may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing; and

               Inventory means all present and future goods intended for sale, lease or other disposition by Borrower including, without limitation, all raw materials, work in process, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, goods consigned to Borrower to the extent of its interest therein as consignee, materials and supplies of any kind, nature or description which are or



                                       3


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might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, and all documents of title or documents representing the same; and

               Investment Property means any and all investment property of Borrower, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising; and

               Other Property means all present and future instruments, documents, documents of title, securities, bonds, notes, promissory notes, drafts, acceptances, letters of credit and rights to receive proceeds of letters of credit, deposit accounts, chattel paper, certificates, insurance policies, insurance proceeds, leases, computer tapes, causes of action, judgments, claims against third parties, leasehold rights in any personal property, books, ledgers, files and records, general intangibles (including without limitation, all contract rights, tax refunds, rights to receive tax refunds, patents, patent applications, copyrights (registered and unregistered), royalties, licenses, permits, franchise rights, authorizations, customer lists, rights of indemnification, contribution and subrogation, computer programs, discs and software, trade secrets, computer service contracts, trademarks, trade names, service marks and names, logos, goodwill, deposits, chooses in action, designs, blueprints, plans, know-how, telephone numbers and rights thereto, credits, reserves, and all forms of obligations whatsoever now or hereafter owing to Borrower), all property at any time in the possession or under the control of Lender, and all security given by Borrower to Lender pursuant to any other loan document or agreement; and

               Receivables means all present and future accounts and accounts receivable, together with all security therefor and guaranties thereof and all rights and remedies relating thereto, including any right of stoppage in transit.

          SECTION 3. THE CREDIT FACILITY.

               SECTION 3.1. BORROWINGS. The Lender, subject to the terms and conditions of this Agreement, agrees to make a Loan to Borrower, at Borrower's request, in a principal amount not to exceed $5,000,000. Notwithstanding anything herein to the contrary, the Lender shall be obligated to make such Loan only after the Lender, in its sole discretion, determines that the applicable conditions for borrowing contained in Sections 3.3 and 3.4 are satisfied. The timing and financial scope of Lender's obligation to make Loans hereunder are limited as set forth in a commitment letter executed by Lender and Borrower, dated as of June 8, 1999 and attached hereto as Exhibit A (the "Commitment Letter").

               SECTION 3.2. APPLICATION OF PROCEEDS. The Borrower shall use the proceeds of the Loans for its general working capital purposes.

               SECTION 3.3. CONDITIONS TO LOAN.

          (a) The obligation of the Lender to make the Loan is subject to the Lender's receipt of the following, on or before the Closing Date, each dated the date of the Loan or as of an earlier date acceptable to the Lender, in form and substance reasonably satisfactory to the Lender and its counsel:

               (i) completed requests for information (Form UCC-11) listing all effective Uniform Commercial Code financing statements naming the Borrower as debtor and all tax lien, judgment, and litigation searches for the Borrower as the Lender shall deem necessary or desirable;

               (ii) acknowledgement copies of Uniform Commercial Code financing statements (naming the Lender as secured party and the Borrower as debtor), duly filed in all jurisdictions that the Lender deems necessary or desirable to perfect and protect the security interests created hereunder, and evidence that all other filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Lender, a perfected first priority Lien on the Collateral;

               (iii) a Note duly executed by the Borrower evidencing the amount of such Loan;

               (iv) an Intellectual Property Security Agreement, in form and substance satisfactory


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          to the Lender and its counsel, duly executed by the Borrower, specifically identifying and granting to the Lender a security interest in all of the Borrower's intellectual property;

               (v) if requested by the Lender, a Collateral Access Agreement duly executed by the lessor or mortgagee, as the case may be, of each premises where the equipment Collateral is located;

               (vi) a Notice of Security Interest, in form and substance satisfactory to the Lender and its counsel, to each financial institution at which any deposit accounts of Borrower are maintained;

               (vii) the warrants described in the Commitment Letter, if any;

               (viii) certificates of insurance required under Section 5.4 of this Agreement together with loss payee endorsements for all such policies naming the Lender as lender loss payee and as an additional insured;

               (ix) a certificate of the Secretary or an Assistant Secretary of the Borrower ("Secretary's Certificate") certifying (A) that attached to the Secretary's Certificate is a true, complete, and accurate copy of the resolutions of the Board of Directors of the Borrower (or a unanimous consent of directors in lieu thereof) authorizing the execution, delivery, and performance of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and that such resolutions have not been amended or modified since the date of such certification and are in full force and effect; (B) the incumbency, names, and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party; (C) that attached to the Secretary's Certificate is a true and correct copy of the Articles or Certificate of Incorporation of the Company, as amended, which Articles or Certificate of Incorporation have not been further modified, repealed or rescinded and are in full force and effect; (D) that attached to the Secretary's Certificate of the Borrower is a true and correct copy of the Bylaws, as amended, which Bylaws of the Company have not been further modified, repealed or rescinded and are in full force and effect; and (E) that attached to the Secretary's Certificate is a valid Certificate of Good Standing issued by the Secretary of the State of the Borrower's state of incorporation;

               (xi) the opinion of counsel for the Borrower covering such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require;

               (xii) evidence of the consent or authorization of, filing with or other act by or in respect of any governmental agency or authority or any other Person required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby; and

               (xiii) such other documents, agreements and instruments as the Lender deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby.

          (b) The security interests in the Collateral granted in favor of the Lender under this Agreement shall have been duly perfected and shall constitute first priority liens, except for Permitted Liens.

               SECTION 3.4. ADDITIONAL CONDITIONS PRECEDENT. The obligation of the Lender to make the Loan is subject to the satisfaction of the following additional conditions precedent:

          (a) There shall be no pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, proceeding, inquiry, or other action
(i) seeking an injunction or other restraining order,



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damages, or other relief with respect to the transactions contemplated by this
Agreement or the other Loan Documents or thereby or (ii) which affects or is reasonably likely to affect the business, prospects, operations, assets, liabilities, or condition (financial) of the Borrower, except, in the case of clause (ii), where such litigation, proceeding, inquiry, or other action could not be expected to have a Material Adverse Effect in the reasonable judgment of the Lender;

          (b) all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall have been true and correct as of such earlier date;

          (c) no Event of Default or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or would result from the making of the requested Loan as of the date of such request; and

          (d) the Borrower shall be deemed to have hereby reaffirmed and ratified all security interests, liens, and other encumbrances heretofore granted by the Borrower to the Lender hereunder.

               SECTION 3.5. INTEREST RATE REPAYMENT. The interest rate applicable to the Loan made by the Lender hereunder, and the repayment date for such Loan, are as set forth in the Note evidencing such Loan.

               SECTION 4. REPRESENTATIONS AND WARRANTIES.

               SECTION 4.1. GOOD STANDING; QUALIFIED TO DO BUSINESS. The Borrower (a) is duly organized, validly existing, and in good standing under the laws of the State of its organization, (b) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (c) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on (i) the Borrower, (ii) the Borrower's ability to perform its obligations under the Loan Documents, or (iii) the rights of the Lender hereunder.

               SECTION 4.2. DUE EXECUTION, ETC. The execution, delivery, and performance by the Borrower of each of the Loan Documents to which it is a party are within the powers of the Borrower, do not contravene the organizational documents, if any, of the Borrower, and do not (a) violate any law or regulation, or any order or decree of any court or governmental authority, (b) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage, or deed of trust or any material lease, agreement, or other instrument binding on the Borrower or any of its properties, or (c) require the consent, authorization by, or approval of or notice to or filing or registration with any governmental authority or other Person, except as may be set forth in the Schedule. The Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general principles of equity.

               SECTION 4.3. SOLVENCY; NO LIENS. The Borrower is Solvent and will be Solvent upon the completion of all transactions contemplated to occur hereunder (including, without limitation, the Loan to be made on the Effective
Date); the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral other than Permitted Liens; and the Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer, and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person other than Permitted Liens.

               SECTION 4.4. NO JUDGMENTS, LITIGATION. No judgments are outstanding against the Borrower nor is there now pending or, to the best of the Borrower's knowledge, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower except judgments and pending or



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threatened litigation, contested claims, and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

               SECTION 4.5. NO DEFAULTS. The Borrower is not in default or has not received a notice of default under any material contract, lease, or commitment to which it is a party or by which it is bound. The Borrower knows of no dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect on the Borrower.

               SECTION 4.6. COLLATERAL LOCATIONS. The address of the principal place of business and chief executive office of Borrower is, and the books and records of Borrower and all of its chattel paper and records relating to Collateral are maintained exclusively in the possession of Borrower at, the address of Borrower specified in the heading of this Agreement. Borrower has places of business, and Collateral is located, only at such address and at the addresses set forth in the Schedule and at any additional locations reported to the Lender as provided in Section 5.7 as to which the Lender has taken all necessary action to perfect and protect its security interests in the Collateral at any such locations.

               SECTION 4.7. CORPORATE AND TRADE NAMES; FEDERAL TAX ID. During the past five years, Borrower has not been known by or used any other corporate, trade or fictitious name except for its name as set forth on the signature page of this Agreement and the other names specified in the Schedule. The Borrower's Federal Tax ID number is as set forth in the Schedule.

               SECTION 4.8. NO EVENTS OF DEFAULT. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

               SECTION 4.9. NO LIMITATION ON LENDER'S RIGHTS. Except as permitted herein, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender's rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

               SECTION 4.10. PERFECTION AND PRIORITY OF SECURITY INTEREST. This Agreement creates a valid and, upon completion of all required filings of financing statements, perfected, and first priority and exclusive, security interest in the Collateral, except for any Permitted Liens, securing the payment of all the Obligations.

               SECTION 4.11. INTELLECTUAL PROPERTY. Set forth in the Schedule is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights (registered and unregistered), and all applications therefor and licenses thereof, of Borrower. Borrower owns or licenses all material patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. To the best of its knowledge after due inquiry, Borrower has not infringed any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person by the sale or use of any product, process, method, substance, part or other material presently contemplated to be sold or used, where such sale or use would reasonably be expected to have a Material Adverse Effect and no claim or litigation is pending, or to the best of Borrower's knowledge, threatened against or affecting Borrower that contests its right to sell or use any such product, process, method, substance, part or other material.

               SECTION 4.12. CONSENTS AND FILINGS. No consent, authorization or approval of, or filing with or other act by, any shareholders of Borrower or any governmental authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of Borrower following such consummation, except (i) those that have been obtained or made, (ii) the filing of financing statements under the Code and (iii) any necessary filings with U.S. Copyright Office and the U.S. Patent and Trademark Office.

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               SECTION 4.13.  YEAR 2000 COMPLIANCE. The Borrower has (i)
initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

               SECTION 4.14. TAXES. Borrower has properly completed and timely filed all income tax returns it is required to file, and all Taxes, assessments, fees and other governmental charges for periods beginning prior to the date of this Agreement have been timely paid (or, if not yet due or being disputed in good faith, adequate reserves therefor have been established in accordance with
GAAP) and Borrower has no liability for Taxes in excess of the amounts so paid or reserves so established. No-deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental agency or authority against Borrower and no notice of any tax lien has been filed. There are no pending or (to the best knowledge of Borrower) threatened audits, investigations or claims for or relating to any liability for Taxes and there are no matters under discussion with any governmental agency or authority which could result in an additional material liability for Taxes.

               SECTION 4.15. FINANCIAL STATEMENTS. Borrower has provided to the Lender complete and accurate Financial Statements, which have been prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments with respect to unaudited financial statements) consistently applied throughout the periods involved and fairly present the financial position and results of operations of Borrower for each of the periods covered, subject, in the case of any quarterly financial statements, to normal year-end adjustments and the absence of notes. Borrower has no Contingent Obligation or liability for Taxes, unrealized losses, unusual forward or long-term commitments or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. Since the last date covered by such Financial Statements, there has been no sale, transfer or other disposition by Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Borrower at said date. Since said date, (i) there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect and (ii) none of the capital stock of Borrower has been redeemed, retired, purchased or otherwise acquired for value by Borrower.

               STOCK 4.16. ACCURACY AND COMPLETENESS OF INFORMATION. All data, reports, and information heretofore, contemporaneously, or hereafter furnished by or on behalf of the Borrower in writing to the Lender or for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports, and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports, and information not misleading at such time. There are no facts now known to the Borrower which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or in any certificate, opinion, or other written statement previously furnished by the Borrower to the Lender.

          SECTION 5. COVENANTS OF THE BORROWER.

               SECTION 5.1. EXISTENCE, ETC. The Borrower shall: (a) retain its existence and its current yearly accounting cycle, (b) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the profitable conduct of its business unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Borrower, (c) continue in and limit its operations to, the same general lines of business as those presently conducted by it, and

(d) comply with all applicable laws and regulations of any federal, state, or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

               SECTION 5.2. NOTICE TO THE LENDER. As soon as possible, and in any event within five days after the Borrower learns of the following, the Borrower will give written notice to the Lender of the following:

               (a) any proceeding instituted or threatened to be instituted by or against the Borrower in any federal, state, local, or foreign court or before any commission or other regulatory body (federal, state, local, or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $100,000 in the aggregate,

               (b) any contract that us terminated or amended and which has had or could reasonable be expected to have a Material Adverse Effect on the Borrower;

               (c) the occurrence of any Material Adverse Change with respect to the Borrower;

               (d) the occurrence of any Event of Default or Event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto;

               (e) of any discovery or determination by Borrower that any computer application (including those of its suppliers and vendors) that is material to its business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect;

               (f) of any material damage to, the destruction of or any other material loss to any Collateral owned or used by Borrower other than any such Collateral with a net book value (individually or in the aggregate) less than $10,000 or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such Collateral owned or used by Borrower together with the amount of the damage, destruction, loss or diminution in value;

               (g) of any copyright registration made by it, any rights Borrower may obtain to any copyrightable works, new trademarks or any new patentable inventions, and of any renewal or extension of any trademark registration, or if it shall otherwise become entitled to the benefit of any patent or patent application or trademark or trademark application; and

               (h) of the opening of any new bank account or other deposit account, and any new securities account.

               SECTION 5.3. MAINTENANCE OF BOOKS AND RECORDS. Borrower shall (i) maintain adequate books and records (including computer records) pertaining to the Collateral in such detail, form and scope as is customary for companies in similar businesses in similar situations and (ii) provide the Lender and its agents access to the premises of Borrower at any time and from time to time following notice, during normal business hours and upon reasonable notice under the circumstances but in no event more than twice a year unless an Event of Default has occurred and is continuing, and at any time on and after the occurrence and during the existence of an Event of Default, or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying (at Borrower's expense) any and all records pertaining thereto, and (C) discussing the affairs, finances and business of Borrower with any officer, employee or director of Borrower or with Borrower's accountants. Borrower shall reimburse the Lender for the reasonable travel and related expenses of the Lender's employees or, at the Lender's option, of such outside accountants or examiners as may be retained by the Lender to verify or inspect Collateral, records or documents of Borrower on a regular basis or for a special inspection if the Lender deems the same appropriate. If the Lender's own employees are used, Borrower shall also pay therefor $600 per person per day (or such other amount as shall represent the Lender's then current standard charge for the same), or, if outside examiners or accountants are used, Borrower shall also pay the Lender such reasonable sum as the Lender may be obligated to pay as fees therefor.

               SECTION 5.4. INSURANCE. Borrower shall maintain public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to the Lender in its commercially reasonable judgment, all of which policies covering the Collateral shall name the Lender as an additional insured and lender loss payee in case of loss, and contain other provisions as the Lender may reasonably require to protect fully the Lender's interest in the Collateral and any payments to be made under such policies.

               SECTION 5.5. TAXES. The Borrower will pay, when due, all taxes, assessments, claims, and other charges ("Taxes") lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP. If any Taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed therefor, then, without notice to the Borrower, but on the Borrower's behalf, the Lender may pay such Taxes, and the amount thereof shall be included in the Obligations.

               SECTION 5.6. BORROWER TO DEFEND COLLATERAL AGAINST CLAIMS; FEES ON COLLATERAL. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower will not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office other than Permitted Liens. The Borrower shall promptly pay, when payable, all transportation, storage, and warehousing charges and license fees, registration fees, assessments, charges, permit fees, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale, or use of the Collateral, other than taxes on or measured by the Lender's income and fees, assessments, charges, and taxes which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP.

               SECTION 5.7. CHANGE OF LOCATION, STRUCTURE, OR IDENTITY. The Borrower will give Lender at least 30 days prior written notice of any change of Borrower's chief executive office or of the opening of any additional place of business. The Borrower will not move or permit the movement of any item of Collateral from the locations specified in the Schedule, except that the Borrower keep Collateral at other locations within the United States provided that the Borrower has delivered to the Lender (i) prior written notice thereof and (ii) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to the Lender) necessary or, in the opinion of the Lender, desirable to perfect and maintain in favor of the Lender a first priority security interest in the Collateral. Notwithstanding anything to the contrary in the immediately preceding sentence, the Borrower may keep any Collateral consisting of motor vehicles or rolling stock at any location in the United States provided that the Lender's security interest in any such Collateral is conspicuously marked on the certificate of title thereof and the Borrower has complied with the provisions of Section 5.9.

               SECTION 5.8. USE OF COLLATERAL; LICENSES; REPAIR. The Collateral shall be operated by competent, qualified personnel in connection with the Borrower's business purposes, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws and government regulations, and the Borrower shall use every reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards. The Borrower shall procure and maintain in effect all orders, licenses, certificates, permits, approvals, and consents required by federal, state, or local laws or by any governmental body, agency, or authority in connection with the delivery, installation, use, and operation of the Collateral.

               SECTION 5.9. FURTHER ASSURANCES. The Borrower will, promptly upon request by the Lender, execute and deliver or use its best efforts to obtain any document reasonably required by the Lender

(including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, landlord disclaimers, or subordination agreements with respect to the Obligations and the Collateral), give any notices, execute and file any financing statements, mortgages, or other documents (all in form and substance reasonably satisfactory to the Lender), mark any chattel paper, deliver any chattel paper or instruments to the Lender, and take any other actions that are necessary or, in the opinion of the Lender, desirable to perfect or continue the perfection and the first priority of the Lender's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Agreement. The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Agreement, the Borrower will pay all costs incurred in connection with any of the foregoing.

               SECTION 5.10. NO DISPOSITION OF COLLATERAL. The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby and Permitted Liens. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of this Agreement, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange, or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Lender. Following such a sale, the Borrower will transfer such proceeds to the Lender in kind.

               SECTION 5.11. NO LIMITATION ON LENDER'S RIGHTS. The Borrower will not enter into any contractual obligations which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

               SECTION 5.12. PROTECTION OF COLLATERAL. Upon notice to the Borrower (provided that if an Event of Default has occurred and is continuing the Lender need not give any notice), the Lender shall have the right at any time to make any payments and do any other acts the Lender may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest, or compromise any encumbrance, charge, or lien which, in the reasonable judgment of the Lender, appears to be prior to or superior to the security interests granted hereunder, and appear in, and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. The Borrower hereby agrees to reimburse the Lender for all payments made and expenses incurred under this Agreement including reasonable fees, expenses, and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by the Lender hereunder absent the Lender's gross negligence or willful misconduct. The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

               SECTION 5.13. DELIVERY OF ITEMS. The Borrower will (a) promptly (but in no event later than one Business Day) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender and (b) deliver to the Lender as soon as available copies of any and all press releases and other similar communications issued by the Borrower.

               SECTION 5.14. SOLVENCY. The Borrower shall be and remain Solvent at all times.

               SECTION 5.15. INTELLECTUAL PROPERTY. Borrower shall do and cause to be done all things necessary to preserve, maintain and keep in full force and effect all of its registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices, except to the extent that the failure to preserve or maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower agrees promptly, and in any event not later than 30 days after the date hereof, to have any of its currently unregistered copyrightable software, computer programs and other materials registered with the U.S. Copyright Office in Washington, D.C. (the "Copyright Office") and to promptly provide TBCC with evidence of such registration. Borrower will, on an ongoing basis, promptly register any future unregistered copyrightable software, computer programs and other materials with the Copyright Office.

               SECTION 5.16. FUNDAMENTAL CHANGES. The Borrower shall not (a) amend or modify its name, unless the Borrower delivers to the Lender twenty days prior to any such proposed amendment or modification written notice of such amendment or modification and within ten days before such amendment or modification delivers executed Uniform Commercial Code financing statements (in form and substance satisfactory to the Lender) or (b) merge or consolidate with any other entity or make any material change in its capital structure, in each case without the Lender's prior written consent which shall not be unreasonably withheld.

               SECTION 5.17. CONTINGENT OBLIGATIONS. Borrower will not, directly or indirectly, incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with this Agreement or the other Loan Documents in favor of the Lender or in connection with the sale of inventory or other asset dispositions permitted hereunder, except Contingent Obligations and other similar third party credit support relating to obligations of vendors and suppliers of Borrower in respect of transactions entered into in the normal course of business, provided that the aggregate amount of any such guarantees and other similar third party credit support shall not exceed $100,000 at any time outstanding, and provided further that no Default or Event of Default shall exist either immediately prior to or after giving effect to the making of the foregoing guarantees or the entering into any third party credit support transactions.

               SECTION 5.18. CHANGE IN NATURE OF BUSINESS. Borrower will not at any time make any material change in the lines of its business as carried on at the date of this Agreement or enter into any new line of business; provided that Borrower may enter businesses reasonably related or incidental to its current lines of business.

               SECTION 5.19. SALES OF ASSETS. Borrower will not, directly or indirectly, in any fiscal year, sell, transfer or otherwise dispose of any assets, or grant any option or other right to purchase or otherwise acquire any assets other than (i) equipment with an aggregate value of less than $25,000 the proceeds of which shall be paid to the Lender and applied to the Obligations,
(ii) sales of inventory in the ordinary course of business and (iii) licenses or sublicenses on a non-exclusive basis of intellectual property in the ordinary course of Borrower's business.

               SECTION 5.20. LOANS TO OTHER PERSONS. Borrower will not at any time make loans or advance any credit (except to trade debtors in the ordinary course of business) to any Person in excess of $25,000 in the aggregate at any time for all such loans, except that Borrower may make cashless advances of credit to senior members of Borrower's management team to purchase restricted stock of Borrower.

               SECTION 5.21. DIVIDENDS, STOCK REDEMPTIONS. Borrower will not, directly or indirectly, pay any dividends or distributions on, purchase, redeem or retire any shares of any class of its capital stock or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding ("Stock"), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower, except for dividends paid solely in stock of the Borrower and repurchases of stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restrictions agreements at such time as any such employee, director or consultant terminates his or her affiliations with the Borrower, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to such repurchase, and provided further that the total amount paid in connection therewith by Borrower shall not exceed $50,000 in any consecutive 12-month period.

     SECTION 5.22. INVESTMENTS IN OTHER PERSONS. Borrower will not directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than investments in Cash Equivalents.

     SECTION 5.23. ACQUISITION OF STOCK OR ASSETS. Borrower will not acquire or commit or agree to acquire all or any stock, securities or assets of any other Person other than inventory and equipment acquired in the ordinary course of business.

     SECTION 5.24. PARTNERSHIPS; SUBSIDIARIES; JOINT VENTURES; MANAGEMENT CONTRACTS. Borrower will not at any time create any direct or indirect Subsidiary, enter into any joint venture or similar arrangement (other than joint ventures or strategic partnerships consisting of non-exclusive licensing of technology or the providing of technical support) or become a partner in any general or limited partnership or enter into any management contract (other than an employment contract for the employment of an officer or employee entered into in the regular course of Borrower's business) permitting third party management rights with respect to Borrower's business.

     SECTION 5.25. RIGHT OF FIRST AND LAST REFUSAL. If and when, during the term of the Loan, Borrower seeks accounts receivable and/or inventory financing, Borrower will so notify Lender and permit Lender to make a proposal to provide such financing. Lender must reply to Borrower's notice within 15 days of the date of such notice, indicating whether Lender accepts or declines to make such proposal. Borrower will be required to accept Lender's proposal if the terms and conditions of the proposal are no less favorable to Borrower than any other proposal received by Borrower. Subject to the foregoing Right of First and Last Refusal, if Lender does not provide the additional financing, Lender will subordinate priority of its security interest in accounts receivable and inventory for up to $2,000,000 in revolving debt financing provided by other lenders. Said first and last refusal requirement shall be in effect through December 31, 1999.

     SECTION 5.26. ADDITIONAL REQUIREMENTS. The Borrower shall take all such further actions and execute all such further documents and instruments as the Lender may reasonably request.

  SECTION 6. FINANCIAL STATEMENTS. Until the payment and satisfaction in full of all Obligations, the Borrower shall deliver to the lender the following financial information:

     SECTION 6.1. ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 120 days after the end of each fiscal year of the Borrower and its consolidated subsidiaries, the consolidated balance sheet, income statement, and statements of cash flows and shareholders equity for the Borrower and its consolidated subsidiaries (the "Financial Statements") for such year, reported on by independent certified public accountants without an adverse qualification; and

     SECTION 6.2. QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than 30 days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

  SECTION 7. EVENTS OF DEFAULT. The occurrence of any of the following events shall continue an Event of Default hereunder:

     (a) the Borrower shall fail to pay when due any principal, interest, fee or other amount required to be paid by the Borrower under or in connection with any Note and this Agreement;

     (b) any representation or warranty made by the Borrower under or in connection with any Loan Document or any Financial Statement shall prove to have been false or incorrect in any material respect when made;

          (c) the Borrower shall fail to perform or observe (i) any of the terms, covenants or agreements contained in Sections 5.4, 5.7, 5.10, 5.14 or
5.16 through 5.25 hereof or (ii) any other term, covenant, or agreement contained in any Loan Document (other than the other Events of Default specified in this Section 7) and such failure remains unremedied for the earlier of ten days from (A) the date on which the Lender has given the Borrower written notice of such failure and (B) the date on which the Borrower knew of such failure;

          (d) any defined "Event of Default" shall occur under any other Loan Document; or Borrower or any Person shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or any Liens granted in any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement; or any Loan Document shall for any reason cease to create a valid and perfected Lien on the Collateral purported to be covered thereby, of first priority (except for Permitted Liens);

          (e) dissolution, liquidation, winding up, or cessation of the Borrower's business, failure of the Borrower generally to pay its debts as they mature, admission in writing by the Borrower of its inability generally to pay its debts as they mature, or calling of a meeting of the Borrower's creditors for purposes of compromising any of the Borrower's debts;

          (f) the commencement by or against the Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership, or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for thirty days following the commencement thereof, or any action by the Borrower is taken authorizing any such proceedings;

          (g) an assignment for the benefit of creditors is made by the Borrower, whether voluntary or involuntary, the appointment of a trustee, custodian, receiver, or similar official for the Borrower or for any substantial property of the Borrower, or any action by the Borrower authorizing any such proceeding;

          (h) the Borrower shall default in (i) the payment of principal or interest on any indebtedness in excess of $100,000 (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, and such payment default has not been cured within any applicable grace period unless such default has been waived by such Person; or (ii) the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity, and such default has not been cured within any applicable grace period unless such default has been waived by such Person; or (iii) any loan or other agreement under which the Borrower has received financing from Transamerica Corporation or any of its affiliates;

          (i)  the Borrower suffers or sustains a Material Adverse Change;

          (j) any tax lien, other than a Permitted Lien, is filed of record against the Borrower and is not bonded or discharged within ten Business Days;

          (k) any judgment or order for the payment of money in excess of $50,000 and not otherwise covered by applicable insurance shall be rendered against the Borrower and such judgement or order shall not be stayed, vacated, bonded, or discharged within thirty days;

          (l) any material covenant, agreement, or obligation, as determined in the good faith business judgement of the Lender, made by the Borrower and contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower shall deny or disaffirm the Obligations under any of the Loan Documents or any liens granted in connection therewith; or any liens granted on any of the Collateral in favor of the Lender shall be determined to be void, voidable, or invalid, or shall not be given the priority contemplated by this Agreement; or

          (n) there is a change, which change results from a single transaction or series of related transactions, but not from the sale of newly issued securities to investors, in more than 35% of the ownership of any equity interests of the Borrower on the date hereof or more than 35% of such interests become subject to any contractual, judicial, or statutory lien, charge, security interest, or encumbrance.

     SECTION 8. REMEDIES. If any Event of Default shall have occurred and be continuing:

          (a) The Lender may, without prejudice to any of its other rights under any Loan Document or Applicable Law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 7(f) hereof, in which case all Obligations shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment, or protest, which are hereby expressly waived.

          (b) The Lender may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same.

          (c) The obligation of the Lender, if any, to make additional Loans or financial accommodations of any kind to the Borrower shall immediately terminate.

          (d) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and
(ii) without notice except as specified below, sell the Collateral, or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.

          (e) The Lender may accelerate or extend the time of payment, compromise, issue credits, or bring suit on all accounts receivable ("Receivables") and other Collateral (in the name of Borrower or the Lender) and otherwise administer and collect the Receivables and other Collateral.

          (f) The Lender may collect, receive, dispose of and realize upon any investment property Collateral, including withdrawal of any and all funds from any securities accounts.

          (g) The Lender may (i) settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable, and (ii) notify account debtors on the Receivables and other Collateral that the Receivables and Collateral have been assigned to the Lender, and that payments in respect thereof shall be made directly to the Lender. If an Event of Default has occurred and is continuing, Borrower hereby irrevocably authorizes and appoints the Lender, or any Person the Lender may designate, as its attorney-in-fact, at Borrower's sole cost and expense, to exercise, all of the following powers, which are coupled with an interest and are irrevocable, until all of the Obligations have been indefeasibly paid and satisfied in full in cash: (A) to receive, take, endorse, sign, assign and deliver, all in the name of the Lender or Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (B) to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Lender may designate; and (C) to take or bring, in the name of the Lender or Borrower, all steps, actions, suits or proceedings deemed by the Lender necessary or desirable to enforce or effect collection of Receivables and other Collateral or file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any obligor of Borrower.

          (h) The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower recognizes that the Lender may be unable to make a public sale of any or all of any investment property Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

          (i) Unless expressly prohibited by any licensor thereof, the Lender is hereby granted a license to use all computer software programs, data bases, processes, trademarks, tradenames and materials used by Borrower in connection with its businesses or in connection with the Collateral.

          (j) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full and final payment of all the Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under applicable law, or directed by a court of comperent jurisdiction, to make payment of such surplus.

         SECTION 9.  MISCELLANEOUS PROVISIONS.

               SECTION 9.1. NOTICES. Except as otherwise provided herein, all notices, approvals, consents, correspondence, or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery, or certified or registered mail, postage prepaid, if to the Lender, then to at 76 Batterson Park Road, Farmington, Connecticut 06032, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, and if to the Borrower, then to 1150 Morse Avenue, Sunnyvale, California 94089, or such other address as shall be designated by the Borrower or the Lender to the other party in accordance herewith. All such notices and correspondence shall be effective when received.

               SECTION 9.2. HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

               SECTION 9.3. ASSIGNMENTS AND PARTICIPATIONS. The Borrower shall not have the right to assign any Note or this Agreement or any interest therein unless the Lender shall have given the Borrower prior written consent and the Borrower and its assignee shall have delivered assignment documentation in form and substance satisfactory to the Lender in its sole discretion. The Lender may assign (without the consent of Borrower) to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (provided that such Person shall not be a direct or indirect competitor of the Borrower). The Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any Loans); provided, however, that the Lender's obligations under this Agreement shall remain unchanged. The Lender may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Agreement, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower furnished to the Lender by or on behalf of Borrower.

               SECTION 9.4. AMENDMENTS, WAIVERS, AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only by a writing signed by the Lender and shall bind and benefit the Borrower and the Lender and their respective successors and assigns, subject, in the case of the Borrower, to the first sentence of Section 9.3.

               SECTION 9.5. INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in a Note shall have the meaning set forth in the applicable Code, except where the context otherwise requires. To the extent a term of provision of this Agreement conflicts with any Note, or any term or provision thereof, and is not dealt with herein with more specificity, this Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     SECTION 9.6. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations,
(ii) be binding upon the Borrower and its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees, and assigns.

     SECTION 9.7. REINSTATEMENT. To the extent permitted by law, this Agreement and the rights and powers granted to the Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee, or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     SECTION 9.8. SURVIVAL OF PROVISIONS. All representations, warranties, and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations secured hereby.

     SECTION 9.9. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees, and counsel from and against any and all costs, expenses, claims, or liability incurred by the Lender or such Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such Person. In addition and without limiting the generality of the foregoing, Borrower shall, upon demand, pay to the Lender all reasonable costs and expenses incurred by the Lender (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and pay to the Lender all reasonable costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Lender in order to enforce or defend any of its rights under or in respect of this Agreement, any other Loan Document or any other document or instrument now or hereafter executed and delivered in connection herewith, collect the Obligations or otherwise administer this Agreement, foreclose or otherwise realize upon the Collateral or any part thereof, prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce the Lender's security interest in the Collateral; and otherwise represent the Lender in any litigation relating to Borrower.

     SECTION 9.10. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents and any notices given in connection herewith or therewith may be executed and delivered by facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

     SECTION 9.11. SEVERABILITY. In case any provision in or obligation under this Agreement or any Note or any other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 9.12. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

     SECTION 9.13. ENTIRE AGREEMENT. The Borrower and the Lender agree that this Agreement, the Schedule hereto, and the Commitment Letter are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof. Should there exist any inconsistency between the terms of the Commitment Letter and this Agreement, the terms of this Agreement shall prevail.

     SECTION 9.14. SETOFF. In addition to and not in limitation of all rights of offset that the Lender may have under Applicable Law, and whether or not the Lender has made any demand or the Obligations of the Borrower have matured, the Lender shall have the right to appropriate and apply to the payment of the Obligations of the Borrower all deposits and other obligations then or thereafter owing by the Lender to or for the credit or the account of the Borrower.

     SECTION 9.15. JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

     SECTION 9.16. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money loaned to Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of Illinois (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of Illinois (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the "Highest Lawful Rate"). If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the Obligations and other indebtedness of Borrower to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements between the parties hereto.

                         SECTION 9.17. WAIVER OF JURY TRIAL. THE BORROWER AND
THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                         SECTION 9.18. GOVERNING LAW, THE VALIDITY,
INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


                         SECTION 9.19. VENUE; SERVICE OF PROCESS. ANY LEGAL
ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (a) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND
(b) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM, OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 9.1 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

                         IN WITNESS WHEREOF, the undersigned Borrower has
caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

                                   REPEATER TECHNOLOGIES, INC.


                                   By: /s/ KEN KENITZER
                                     -------------------------
                                     Name:
                                     Title: President and CEO



Accepted as of the
    day of July, 1999
---



TRANSAMERICA BUSINESS CREDIT CORPORATION



By: /s/ GARY P. MORO
  --------------------------------------
  Name:  Gary P. Moro
  Title: Senior Vice President

                                   SCHEDULE A


                                       TO


                          LOAN AND SECURITY AGREEMENT




Consents and Approvals (Section 4.2):

Other Places of Business and Locations of Collateral (Section 4.16):

Prior Names of Obligor (Section 4.7):

Prior Trade Names of Obligor (Section 4.7):

Existing Trade Names of Obligor (Section 4.7):

Federal Tax ID (Section 4.7):

Registered and Unregistered Patents (Section 4.11):

Registered and Unregistered Trademarks (Section 4.11):

Registered Copyrights (Section 4.11):

                   [TRANSAMERICA BUSINESS CREDIT LETTERHEAD]

                                   EXHIBIT A

                                 FINAL REVISION
June 8, 1999


Mr. Todd B. Schull
Chief Financial Officer
Repeater Technologies, Inc.
1150 Morse Avenue
Sunnyvale, California 94089

Dear Todd:

Transamerica Business Credit Corporation - Technology Finance Division ("Lender") is pleased to offer financing described in this letter to Repeater Technologies, Inc. ("Borrower"). This Commitment supersedes all prior correspondence, proposals, and oral or other communications relating to financing arrangements between Borrower and Lender.

The outline of this offer is as follows:

Lender: Transamerica Business Credit Corporation - Technology Finance Division and/or its affiliates, successors or assigns.

Borrower:                           Repeater Technologies, Inc.

Amount of Loans:                    Term Loan not to exceed $5,000,000 in the
                                    aggregate.

Collateral:                         To secure the loans, Lender will require a
                                    first priority security interest in all
                                    assets of Borrower, including intellectual property, now owned or hereafter acquired, including, but not limited to, cash, accounts receivable, inventory, machinery, equipment, furniture, fixtures, tools, copyrights, patents, licenses, trademarks, tradenames, leases, leasehold improvements, general intangibles, and all other assets
                                    (the "Collateral"). Lender's lien and
                                    security interest shall be junior only to existing liens under leases against particular equipment securing debt used to finance such equipment in an amount not to exceed $1,300,000 and to future liens under leases against particular equipment securing debt used to finance such equipment in an amount not to exceed $500,000 per annum.

Location of Collateral:             California

Right of First and                  If and when, during the term of the Loan,
Last Refusal:                       Borrower seeks accounts receivable and/or
                                    inventory financing, Borrower will so notify
                                    Lender and permit Lender to make a proposal to provide such financing. Lender must reply to Borrower's notice within 15 days of the date of such notice, indicating whether
                                    Lender accepts or declines to make such
                                    proposal. Borrower will be required to
                                    accept Lender's proposal if the terms and conditions of the proposal received by Borrower. Subject to the foregoing Right of First and Last Refusal, if Lender does not provide the additional financing, Lender will subordinate priority of its security interest in accounts receivable and inventory for up to $2,000,000 in revolving debt financing provided by other lenders. Said first and last refusal requirement shall be in effect through December 31, 1999.

Availability:            $3,000,000 must be drawn at the time of closing this
                         transaction. The remaining $2,000,000 will be made available and must be drawn down upon the Borrower closing a purchase contract with Sprint, which contract shall be reviewed by Lender to insure contract is consistent with information previously supplied to Lender, and provided that the purchase contract closes prior to September 30, 1999.

Drawn-Down Expiration:   A required funding of $1,500,000 of the initial
                         $3,000,000  Availability will take place prior to June
                         30, 1999 or within 30 days of closing this transaction. The balance of the initial $3,000,000
                         Availability will fund no later than March 31, 2000.

Interest and Repayments  Interest will accrue at a rate of 13% per annum.
Terms: Interest-only payments shall be paid monthly in arrears for the first 6 months, followed by 30 payments of principal and interest (equal to 3.922%) shall be paid monthly in arrears.

                         Lender reserves the right to increase the rate set forth above as of the date each Loan Term commences proportionally to the change in the weekly average of the interest rates of three-year U.S. Treasury Securities (as published in the Wall Street Journal) from the week ending March 12, 1999 (5.10%) to the week preceding the commencement of that Loan Term. As of the date each Loan Term commences, the Monthly Payment will be fixed for that entire Loan Term. A schedule of actual monthly payment amounts will be provided by the Lender following commencement of each Loan Term.

Interim Payment:         An Interim Payment will accrue from the date of funding
                         each Loan until the next following first day of a month
                         (unless the Loan is funded on the first day of a month). The Interim Payment will be calculated at the daily equivalent of the currently adjusted Monthly
                         Payment.

Prepayment:              Borrower will have the right to prepay the Loan at any
                         time after the first 12 months of each Loan Term. The amount of any prepayment will be equal to the present value of the remaining payments due under the Loan discounted, on a simple interest basis, at the rate of 6% per annum during months 13-18, 7% per annum during months 19-24, and 8% per annum during months 25-36.

Warrants:                As an inducement to the Lender to provide financing on
                         the terms generally outlined herein, Borrower will grant to Lender Warrants to purchase 100,000 shares of common stock of the Borrower at an exercise price equal to $5.50 per share. The Warrants will be exercisable for a period of seven (7) years. The
                         Lender will have the option to exercise the Warrants without payment of the exercise price and receive only that number of shares which represents the value of the difference between the fair market value of the shares and the exercise price (i.e., "net issuance" or "cashless exercise").

Insurance:               Prior to any funding, the Borrower will furnish
                         confirmation of insurance acceptable to the Lender covering the Collateral including primary, all risk, physical damage, property damage and bodily injury with appropriate loss payee and additional insured endorsements in favor of the Lender.

Conditions Precedent     Each Loan will be subject to the following:
to Lending:              1. No material adverse change in the financial
                            condition, operations or prospects of the Borrower prior to funding. The Lender reserves the right to rescind any unused portion of its commitment in the event of a material adverse change in the financial condition, operation or prospects of the Borrower.
                         2. Completion of the documentation and final terms of
                            the proposed financing satisfactory to Lender and Lender's counsel.
                         3. Results of all due diligence, including lien,
                            judgment and tax search and other matters Lender may request shall be satisfactory to Lender and Lender's counsel.
                         4. Receipt by Lender of duly executed loan
                            documentation in form and substance satisfactory to Lender and its counsel.
                         5. Lender shall receive a valid and perfected first
                            priority lien and security interest in the Collateral and Lender shall have received satisfactory evidence that there are no liens on the Collateral except as expressly permitted herein.
                         6. Satisfactory review of March 30, 1999 audited
                            financial statements by Lender prior to funding.
                         7. Satisfactory review of convertible note agreement by
                            Lender's counsel.

Additional               There will be no actual or threatened conflict with,
Covenants:               or violation of, any regulatory statute, standard or
                         rule relating to the Borrower, its present or future operations, or the Collateral.

                         Borrower will be required to provide quarterly financial information. All information supplied by the Borrower will be correct and will not omit any statement necessary to make the information supplied not be misleading. There will be no material breach of the representations and warranties of the Borrower in the loan.

Expenses:                All costs and expenses incurred by the Lender in
                         connection with the underwriting and closing of the Loans will be paid by the Borrower whether or not any Loans are consummated and funds are advanced by the Lender.

Law: This letter and the proposed Loan are intended to be governed by and construed in accordance with Illinois law without regard to its conflict of law provisions.

Indemnity:               Borrower agrees to indemnify and to hold harmless
                         Lender, and its officers, directors and employees against all claims, damages, liabilities and expenses which may be incurred by or asserted against any such person in connection with or arising out of this letter and the transactions contemplated hereby, other than claims, damages, liability, and expense resulting from such person's gross negligence or willful misconduct.

Confidentiality:              This letter is delivered to you with the
                              understanding that neither it nor its substance shall be disclosed publicly or privately to any third person except those who are in a confidential relationship to you (such as your legal counsel and accountants), or where the same is required by law and then only on the basis that it not be further disclosed, which conditions
                              Borrower and its agents agree to be bound by upon acceptance of this letter.

                              Without limiting the generality of the foregoing, none of such persons shall use or refer to Lender or to any affiliate name in any disclosures made in connection with any of the transactions without Lender's prior written consent.

                              Upon completion of the initial takedown by Borrower, the Borrower will no longer be required to obtain Lender's prior written consent to disclose the transaction contemplated hereby. In addition, the Borrower agrees to provide camera ready artwork of typestyles and logos of the Borrower for use in promotional material by the Lender.

Conditions of Acceptance:     This Commitment Letter is intended to be a summary
                              of the most important elements of the agreement to enter into a loan transaction with Borrower, and it is subject to all requirements and conditions contained in Loan documentation proposed by Lender or its counsel in the course of closing the Loans described herein. Not every provision that imposes duties, obligations, burdens, or limitations on Borrower is contained herein, but shall be contained in the final Loan documentation satisfactory to Lender and its counsel.

                              EACH OF THE PARTIES HERETO IRREVOCABLY AND
                              UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS LETTER OR THE TRANSACTION DESCRIBED IN THIS LETTER.

Application Fee:              The $35,000 Application Fee previously paid by the
                              Borrower shall be applied first to expenses incurred by Lender and the balance will be applied to the non-refundable Commitment Fee.

Commitment Fee:               A non-refundable Commitment Fee equal to $50,000
                              will be due the Lender upon acceptance of this commitment.

Commitment Expiration:  This commitment shall expire on June 15, 1999 unless prior thereto either extended in writing by the Lender or accepted as provided below by the Borrower.


Should you have any questions, please call me. If you wish to accept this Commitment, please so indicate by signing and returning the enclosed duplicate copy of this letter to me by June 15, 1999.

                                       Yours truly,

                                       TRANSAMERICA BUSINESS CREDIT
                                       CORP-TECHNOLOGY FINANCE
                                       DIVISION

                                       By /s/ GERALD A. MICHAUD
                                          -------------------------------
                                          Gerald A. Michaud
                                          Senior Vice President-Marketing



Accepted this 9th day of June, 1999.

REPEATER TECHNOLOGIES, INC.

By /s/ TODD SCHULL
------------------
Name:  Todd Schull
Title: V.P. & CFO

                          AMENDMENT TO LOAN DOCUMENTS

BORROWER:      REPEATER TECHNOLOGIES, INC.
ADDRESS:       1150 MORSE AVENUE
               SUNNYVALE, CALIFORNIA 94089

DATED AS OF:   OCTOBER 10, 2001


     THIS AMENDMENT TO LOAN DOCUMENTS is entered into between TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, ("TBCC") having its principal office at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 and having an office at 76 Batterson Park Road, Farmington, Connecticut 06032 and Repeater Technologies, Inc. ("Borrower").

     The parties hereto agree to amend the Senior Loan and Security Agreement, dated January 25, 1999 and the Loan and Security Agreement, dated July 8, 1999 (as amended, the Senior Loan and Security Agreement and the Loan and Security Agreement are collectively referred to herein as "Loan Agreement"), as follows, effective as of the date hereof. (This Amendment, the Loan Agreement, any prior written amendments to said agreements signed by TBCC and the Borrower, and all other written documents and agreements between TBCC and the Borrower are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

     1.   CONDITION PRECEDENT

          (a) BANK AND INVESTMENT ACCOUNTS. Borrower represents and warrants that all of its bank and other deposit accounts and all of its investment accounts are maintained at the institutions identified on Exhibit A attached hereto. Borrower acknowledges that the Collateral includes all of said accounts. This Amendment is subject to receipt by Lender of the necessary control agreements by October 29, 2001. Borrower and the institutions where said accounts are maintained shall enter into control agreements in form and substance reasonably satisfactory to TBCC with respect to said accounts. If said condition precedent is not satisfied within said time period, the provisions of Section 1(b) of this Amendment shall be of no force or effect.

          (b) WAIVER OF DEFAULT. Upon execution of this Amendment by the Borrower and the Borrower meeting the above conditions precedent, Lender hereby agrees to waive the Borrower's Event of Default as set forth in the letter of June 25, 2001, a copy of which is attached hereto as Exhibit B. Notwithstanding the above, in the event that the Borrower fails to comply with any provisions of this Amendment, the Loan Agreement or any other Loan Document, Lender reserves the right to reinstitute the default and make demand for payment of all Obligations.

          (c) ACKNOWLEDGMENT OF DEFAULT. Borrower acknowledges that: (i) an Event of Default has occurred and presently exists under the Loan Documents,
(ii) the unpaid principal balance of the Obligations is $1,856,962.27, as of October 1, 2001, plus interest accruing after October 1, 2001, late charges, costs and attorneys fees as set forth in the Loan Documents; (iii) the Obligations have been validly accelerated and are immediately due and payable and are due and owing from Borrower to TBCC in their entirety without any defense, offset or counterclaim of any kind; (iv) pursuant to the Loan Documents, TBCC has a valid perfected first priority security interest in all of the Borrower's present and future accounts, general intangibles, inventory, equipment, documents, instruments, and all other property and assets of the Borrower and the proceeds and products thereof (collectively, the "Collateral"); (v) subject to the conditional waiver of default set forth in
Section 1(b) above, TBCC has the right to take immediate possession of all of the Collateral, pursuant to the Loan Documents and to exercise all other rights and remedies granted to it under the Loan Documents and by law; and (vi) TBCC is not obligated to make any additional Loans to the Borrower, under the Loan Documents or otherwise.

     2.   PAYMENT OF LOAN BALANCE.

          (a) BALANCE. Borrower acknowledges that the unpaid principal balance of the Obligations under the Loan Agreement as of October 1, 2001 is $1,856,962.27, plus interest accruing after October 1, 2001, plus late charges, costs and attorneys fees as set forth in the Loan Documents, and the Obligations are due and owing from Borrower to TBCC without any defense, offset or counterclaim of any kind.

          (b) PRINCIPAL PAYMENTS. Notwithstanding any provisions in the Loan Agreement or the Note(s), the unpaid principal balance of the Obligations due and owing to TBCC is hereby reamortized to five equal monthly installments of $394,853.04 each, commencing on November 1, 2001 and continuing on the first day of each succeeding month, until March 1, 2002 on which date the entire unpaid principal balance of the Obligations, plus all accrued and unpaid interest, shall be due and payable.

          (c) INTEREST. The Obligations shall bear interest at a rate equal to 24.9% per annum, effective on the date hereof, and accrued interest shall continue to be paid monthly in arrears on the first Business Day of each month. If any installment of principal or interest is not paid within five days after its due date, the Borrower agrees to pay TBCC a late charge, in addition to the amount of such installment, in an amount equal to 5% of such installment.

     3. GENERAL RELEASE. In consideration for TBCC entering into this Amendment, the Borrower hereby irrevocably releases and forever discharges TBCC, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Agreement (collectively, the "Released Claims"). Borrower hereby irrevocably waives the benefits of California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." This release is fully effective on the date hereof.

     4. REPRESENTATIONS TRUE. Borrower represents and warrants to TBCC that all representations and warranties set forth in the Loan Documents, as amended hereby, are true and correct, except that any representations and warranties made as of specified earlier date shall remain true and correct as of such earlier date unless such representations and warranties are deemed to be have been made as of a later date and, in such eventuality, they shall remain true and correct as of such later date.

     5.   GENERAL PROVISIONS.

          (a) This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

          (b) Each of the parties acknowledges that it and its counsel have had an adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein. Each party acknowledges that (i) each has been represented by independent counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement, (ii) each has executed this Agreement with the consent and on the advice of such independent legal counsel, and (iii) each has executed this Agreement voluntarily and knowingly.

          (c) The validity, interpretation and enforcement of this agreement and the other Loan Documents and any dispute arising out of or in connection with this Agreement or any of the other Loan Documents, whether sounding in contract, tort, equity or otherwise, shall be governed by the internal laws and decisions of the State of Illinois.

          (d) This Amendment may be executed in any number of counterparts, all of which when together shall constitute one and the same Amendment.

          (e) Except as herein expressly amended, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

          (f) All disputes between the Borrowers and TBCC, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Chicago, Illinois; provided, however, that TBCC shall have the right, to the extent permitted by applicable law, to proceed against the Borrower or its property or the Collateral in any location selected by TBCC, or to enforce a judgment or other court order in favor of TBCC. Borrower waives any objection that it may have to the location of the court in which TBCC has commenced a proceeding, including, without limitation, any objection to venue or based on forum non conveniens. Borrower consents to service of process in any action or proceeding brought against it by TBCC, by personal delivery, or by mail addressed as set forth in the Loan Agreement, or by any other method permitted by law.

          (g) MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF ANY PARTY TO THIS AGREEMENT OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

BORROWER:                               TBCC:


REPEATER TECHNOLOGIES, INC.             TRANSAMERICA BUSINESS CREDIT CORPORATION



By   /s/ Timothy A. Marcotte            By      /s/ ALLEN M. SAILER
  ---------------------------------         ------------------------------------
    President or Vice President                     Allen M. Sailer
                                        Title   Vice President
By   /s/ Timothy A. Marcotte
  ---------------------------------
    Secretary or Ass't Secretary

                                   EXHIBIT A

         BANK ACCOUNTS, OTHER DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS


SILICON VALLEY BANK

Cash Reserve account -
Account no - 401508870

Money Market account
Account no - 401508875

Checking account
Account no - 401508870

                                 EXHIBIT B

                   [TRANSAMERICA BUSINESS CREDIT LETTERHEAD]


VIA FEDERAL EXPRESS
-------------------

June 25, 2001

Elif Kuvvetli
Corporate Controller
Repeater Technologies, Inc.
1150 Morse Avenue
Sunnyvale, California 94089

Re: Loan and Security Agreement dated July 8, 1999 executed by Repeater Technologies, Inc. ("Repeater") and Transamerica Business Credit Corporation ("TBCC") (together with all documents and agreements executed in connection therewith, hereinafter referred to as the "Loan Agreement"); all capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

Dear Elif:

This letter shall serve as notice to Repeater Technologies, Inc. that it is in default of its Obligations to TBCC under the Loan Agreement for the sale of assets on or about April 1, 2001, without notice or approval, with a value of approximately $968,000. The failure to observe this requirement of the Loan Agreement is a default pursuant to Section 7 of the Loan Agreement.

Therefore, this letter shall serve as notice that TBCC hereby accelerates all amounts due and owing and makes demand for all amounts due to TBCC pursuant to the terms and conditions of the Loan Documents. The payoff amount due TBCC, as of June 29, 2001, is $2,675,464.17.

If Repeater does not pay all such amounts in full by the close of business on July 2, 2001, or make other arrangements satisfactory to TBCC, TBCC will seek to enforce its rights and remedies under the Loan Documents, law and equity.

This letter is without prejudice to, and TBCC specifically reserves all of its rights and remedies against, Repeater under the Loan Documents, law and equity. If you would like to discuss this matter, please call me immediately.


Very truly yours,

TRANSAMERICA BUSINESS CREDIT CORPORATION

By /s/ Allen M. Sailer
---------------------------
Name: Allen M. Sailer
Title: Vice President